                                                                   EXHIBIT 10.24

March ___, 1997


[Addressee]



Attention:

Dear:

     This letter confirms our agreement with respect to the intention of National Mercantile Bancorp (the "Company") to raise additional capital through a rights offering, with oversubscription privileges, of up to $____ or ___________ shares of the Company's 6.5% Noncumulative Convertible Preferred Stock, $10.00 stated value (the "Preferred Stock"), to its shareholders of record of common stock as of _________ ("Rights Offering") and a Private Offering (as described herein) with the participation of standby purchasers for any shares which remain available after the Rights Offering and the Private Offering. Pursuant to a private offering exemption from the registration requirements of the Securities Act of 1933, as amended, the Company has agreed to sell up to $5.5 million or _________ shares of Preferred Stock to certain investors (the "Private Offering"). The Company has guaranteed the availability of an aggregate minimum of $1.0 million or ___________ shares of Preferred
Stock to the Standby Purchasers if a sufficient number of shares is not
available after the Rights Offing and the Private Offering.   (The Rights
Offering and the offering to standby purchasers are hereinafter referred to as the "Private Offering".) Capitalized terms used herein and not defined herein shall have the meanings set forth in the Prospectus (as hereinafter defined.)

     A REGISTRATION STATEMENT ON FORM S-2, AS AMENDED (THE "REGISTRATION STATEMENT"), RELATING TO THE COMPANY'S PREFERRED STOCK WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") ON FEBRUARY 10, 1997. NO OFFER TO BUY SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE REGISTRATION STATEMENT HAS BECOME EFFECTIVE, AND ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME PRIOR TO NOTICE OF ITS ACCEPTANCE GIVEN AFTER THE EFFECTIVE DATE.

     1.   Purchase and Sale of Unsubscribed Shares.
          ----------------------------------------

     (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell to you, on behalf of your discretionary clients listed on Exhibit A hereto (the "Discretionary Clients"), as a standby
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[Addressee]
          , 1997
----------
Page 2



purchaser (the "Standby Purchaser") and the Standby Purchaser agrees to purchase from the Company, on behalf of the Discretionary Clients, at the Subscription Price of $_____ per share up to $____ million or ______ shares of Preferred Stock ("Standby Shares") which remain available for issuance in accordance with the Rights Offering after the issuance of all shares of Preferred Stock validly subscribed for through the exercise of Rights (including the exercise of all oversubscription privileges) in the Rights Offering and the Private Offering (such remaining shares being hereinafter referred to as the "Unsubscribed Shares").

     (b) The Standby Purchaser and the Company acknowledge and agree that the Company has entered into, or contemplates entering into, one or more other Standby Purchase Agreements with certain other parties (collectively, the "Standby Purchasers") on terms substantially similar to this Agreement, except that they may provide for the purchase of a different maximum amount of Standby Shares in Section 1(a) and a different amount (as defined in Section 1(c)). The Unsubscribed Shares available for issuance to Standby Purchasers and any additional shares which the Company shall have elected to issue shall be allocated (to the extent any allocation thereof is necessary) as nearly as possible on a pro rata basis among the Standby Purchasers based upon the number of Standby Shares subscribed for by each such Standby Purchaser, after giving effect to the limitation set forth in Section 2(a).

     (c) Subject to the terms, conditions and limitations herein set forth, in the event there is not a sufficient number of Unsubscribed Shares remaining upon completion of the Private Offering and the Rights Offering (including the exercise of all oversubscription privileges) for sale to the Standby Purchasers to allow you to purchase at least $____ million shares pursuant to Section 1(a) (the "Minimum Shares"), the Company agrees to issue and sell to the Standby Purchaser, and the Standby Purchaser agrees to purchase from the Company, at the Subscription Price and otherwise in accordance with this Agreement, sufficient additional shares so that the Standby Purchaser shall have purchased the Minimum Shares. The shares to be issued and sold to the Standby Purchaser (other than the Unsubscribed Shares) in order that the Standby Purchaser may purchase the Minimum Shares are hereinafter referred to as the "Additional Shares."

     1.   Limitations on Issuance of Standby Shares.
          -----------------------------------------

     (a) Section 382 Limitation.  The Standby Purchaser acknowledges and agrees
         ----------------------
that the shares allocated to the Standby Purchaser (and/or to any other Standby Purchaser) may be reduced (the "Section 382 Limitation") to an amount which, in the sole judgment of the Company after consultation with its tax advisor, would not likely result in an "ownership change" of the Company under Section 382 of the Internal Revenue Code of 1986, as amended (the "Code").

[Addressee]
          , 1997
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Page 3



     (b) Maximum Holding.  The Standby Purchaser acknowledges and agrees that,
         ---------------
not withstanding anything to the contrary herein contained or implied, the Company will not issue to the Standby Purchaser shares of Preferred Stock in an amount which, when aggregated with other shares of Preferred Stock owned or controlled by the Standby Purchaser, would exceed 4.5% of the total issued and outstanding shares of Preferred Stock upon completion of the Offering, including shares issued pursuant to any Standby Purchase Agreements.

     (c) Failure to Obtain Regulatory Approval.  The Standby Purchaser hereby
         -------------------------------------
acknowledges and agrees that the Company may decline to issue shares of Preferred Stock to the Standby Purchaser hereunder if, in the opinion of the Company, the Standby Purchaser is required to obtain prior clearance or approval of such purchase from any state or federal bank regulatory authority and if such approval or clearance has not been obtained or if satisfactory evidence thereof has not been presented to the Company prior to the expiration of the Offering.

     3.  The Closing.  As soon as practicable following its determination of the
         -----------
number of Unsubscribed Shares, the Company shall notify the Standby Purchaser of the number of Standby Shares, if any, to be purchased by the Standby Purchaser pursuant to Section 1(a) and the number of Additional Shares, if any, to be purchased by the Standby Purchaser pursuant to Section 1(c). The delivery of and payment for the Standby Shares and the Additional Shares shall take place at the Offices of Manatt, Phelps & Phillips at 9:00 a.m., Pacific Time, immediately after the closing of the sale of shares of Preferred Stock pursuant to the Rights Offering and the Private Offering, such time and date to be not more than five (5) business days after the foregoing notification and to be specified therein (such time and date being referred to as the "Closing Time," the date of the Closing Time being referred to as the "Closing Date" and the consummation of the transaction being referred to as the "Closing").

     4.  Delivery of Standby Shares and Additional Shares.  At the Closing, the
         ------------------------------------------------
Standby Shares and Additional Shares to be purchased by the Standby Purchaser hereunder, registered in the name of the Standby Purchaser, the Discretionary Clients or their nominee(s), as the Standby Purchaser may specify in writing at least three (3) days prior to the Closing Date, shall be delivered by or on behalf of the Company to the Standby Purchaser, for the Standby Purchaser's account, against delivery by the Standby Purchaser of the Subscription Price therefore in immediately available funds in the form of one or more federal funds checks or a wire transfer to an account designated by the Company.

     5.  Representations and Warranties.  The Company and the Standby Purchaser
         ------------------------------
hereby confirm their agreement as follows:

     (a) The Company represents and warrants to, and covenants with, the Standby Purchaser as follows:

[Addressee]
          , 1997
----------
Page 4



   (i) The Company has filed a Registration Statement on Form S-2 with the SEC and all amendments thereto. Such Registration Statement as amended at the time it becomes effective (the "Effective Date"), including all exhibits and all documents incorporated therein by reference, is herein called the "Registration Statement." The prospectus filed with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the regulations promulgated thereunder ("Regulations") and which constitutes a part of the Registration Statement is herein called the "Prospectus."

   (ii) The Underlying Shares, the Standby Shares and the Additional Shares have been duly authorized by the Company, and when issued and delivered by the Company against payment therefore, will be duly and
          validly issued, fully paid and non-assessable.   The rights have been
          duly authorized by the Company, and when issued and delivered by the Company, will constitute valid and legally binding obligations of the company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to the safety and soundness of insured depository institutions as set forth in 12 U.S.C. (S) 1818(b).

   (iii) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Company and this Agreement, when duly executed and delivered by the Standby Purchaser, will constitute a valid and legally binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, to general equity principles and to laws relating to the safety and soundness of insured depository institutions as set forth in 12 U.S.C.
          (S) 1818(b).

   (iv) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of California, with corporate power and authority to perform its obligations under this Agreement.

   (v) At the time when the Registration Statement was declared effective by the SEC pursuant to the Securities Act and the Regulations and at the Closing Time, the Registration Statement and the Prospectus complied and will comply in all material respects with the requirements of the Securities Act, the Prospectus at the date hereof does not and at the Closing Time will not contain an untrue statement of a material fact or omit to state a material fact required to be stated

[Addressee]
          , 1997
----------
Page 5



          therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing does not apply to statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished by the Standby Purchaser to the Company expressly for use therein.

   (vi) Neither the Company nor any of its direct subsidiaries that is considered to be a "significant the subsidiary" within the meaning of the Regulations ("Subsidiary") is in violation of its charter or by-laws or in default under any agreement, indenture or instrument to which the Company or its Subsidiary is a party, the effect of which violation or default would be material to the business, properties, financial condition or results of operations of the Company and its Subsidiary, taken as a whole, and the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with, or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or its Subsidiary pursuant to the terms of any agreement, indenture or instrument to which the Company or its Subsidiary is a party, or result in a violation of the charter or by-laws of the Company or its Subsidiary or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company, its Subsidiary or any of their property; and, except as required by the Regulations, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and applicable state securities law, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement, except as has been obtained or applied for as of the date hereof, and with respect to any approvals applied for, the Company has no reason to believe such approvals will not be granted or obtained.

   (vii) The Company has applied to have the shares of Preferred Stock approved for quotation on the Smallcap tier of the Nasdaq Stock Market and will use its best efforts to obtain such approval.

     (b) The Standby Purchaser represents and warrants to, and covenants with, the Company as follows:

   (i) If the Standby Purchaser is an individual, he or she has full power and authority to perform his or her obligations under this Agreement.

[Addressee]
          , 1997
----------
Page 6



   (ii) If the Standby Purchaser is a corporation, the Standby Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of _____________, with corporate power and authority to perform its obligation under this Agreement.

   (iii) If the Standby Purchaser is a trust, the Trustee has been duly appointed as Trustee to the Standby Purchaser with full power and authority to act on behalf of the Standby Purchaser and to perform the obligations of the Standby Purchaser under this Agreement.

   (iv) If the Standby Purchaser is a partnership or limited liability company, the Standby Purchaser is a ______________, duly organized, validly existing and in good standing under the laws of ________________, with full power and authority to perform its obligations under this Agreement.

   (v) The Standby Purchaser has received from the Company and has reviewed carefully a copy of the Prospectus as amended to date as well as the documents incorporated therein by reference and the public documents filed in connection therewith, and except as set forth in this Agreement and in the Prospectus, the Standby Purchaser is not relying on any information other than information contained in this Agreement or the Prospectus.

   (vi) The Standby Purchaser is acquiring the shares of Preferred Stock pursuant to this Agreement for the account of the Discretionary Clients for investment only and not with a view to any resale, distribution or other disposition thereof.

   (vii) The execution, delivery and performance of this Agreement by the Standby Purchaser and the consummation by the Standby Purchaser of the transactions contemplated hereby been duly authorized by all necessary action of the Standby Purchaser; and this Agreement, when duly executed and delivered by the Standby Purchaser, will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

   (viii) The Standby Purchaser is not insolvent and has access to sufficient cash funds of the Discretionary Clients to purchase the Standby Shares and Additional Shares on the terms and conditions contained in this Agreement and will have such funds on the Closing Date. The Standby Purchaser has simultaneously with the execution and delivery of this Agreement or prior thereto provided the

[Addressee]
          , 1997
----------
Page 7



          Company with evidence or substantiated that such Standby Purchaser has the financial means to satisfy the financial obligations under this Agreement and the foregoing evidence and substantiation is a true and accurate representation of such means.

   (ix) No state, federal or foreign regulatory approvals, permits, licenses or consents or other contractual or legal obligations are required in order for the Standby Purchaser to enter into this Agreement or purchase the Standby Shares and the Additional Shares.

   (x) The execution and delivery of this Agreement, the consummation by the Standby Purchaser of the transactions herein contemplated and the compliance by the Standby Purchaser with the terms hereof do not and will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Standby Purchaser is a party or by which any of the Standby Purchaser's properties or assets are bound, or any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Standby Purchaser or any of the Standby Purchaser's properties or assets; and no consent, approval, authorization, order, registration or qualification of or with any such government, governmental instrumentality or court, domestic or foreign, is required for the valid authorization, execution, delivery and performance by the Standby Purchaser of this Agreement or the consummation by the Standby Purchaser of the transactions contemplated by this Agreement.

   (xi) The Standby Purchaser, and, to the best of its knowledge, the Discretionary Clients have not entered into any contracts, arrangements, understandings or relationships (legal or otherwise) with any other person or persons with respect to the transactions contemplated by this Agreement or any securities of the Company, including but not limited to transfer or voting of any of the securities, finder's fees, joint ventures, loan or option arrangements, puts or calls, guarantees of profits, division of profits or loss, or the giving or withholding of proxies; and the Standby Purchaser and, to the best of its knowledge, the Discretionary Clients, do not own any securities of the Company which are pledged or otherwise subject to a contingency the occurrence of which would give another person voting power or investment power of such securities.

[Addressee]
          , 1997
----------
Page 8



     6.  Conditions.  The respective obligations of the Company and the Standby
         ----------
Purchaser to purchase shares of Preferred Stock as set forth in this Agreement are subject to the following conditions:

     (a) No order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto shall have been issued and no proceedings for such purpose shall be pending before or threatened by the SEC and any requests for additional information by the SEC (to be included in the Registration Statement, in the Prospectus or otherwise) shall have been complied with in all material respects.

     (b) The representatives and warrants of the Company and the Standby Purchaser contained herein shall be true and correct in all material respects as of the Closing Date and the Company and the Standby Purchaser shall have performed all covenants and agreements herein required to be performed on its part at or prior to the Closing Date.

     (c) The Company shall have conducted the Rights Offering and the Private Offering substantially in the manner described in the Prospectus.

     7.   Termination.
          -----------

     (a) The Standby Purchaser may terminate this Agreement (i) upon the occurrence of a suspension of trading in the common stock, no par value of the Company (the "Common Stock"), the establishment of limited or minimum process for the Common Stock or a general suspension of trading in or the establishment of limited or minimum prices on any national securities exchange or the Nasdaq Stock Market, any banking moratorium, any suspension of payments with respect to banks in the United States or a declaration of war or national emergency in the United States, (ii) under any circumstances which would result in the Standby Purchaser, individually or together with any other person or entity, being required to register as a depository institution holding company under federal or state laws or regulations, or to submit an application, or notice, to acquire or retain control of a depository institution or depository institution holding company, to a federal bank regulatory authority, or (iii) prior to the expiration of the Offering, if the Company experiences a material adverse change in its financial condition from its financial condition on December 31, 1996, except as specifically disclosed in the Prospectus.

     (b) In the event (x) the Company, in its reasonable judgment, determines that it is not in the best interests of the Company and its shareholders to go forward with the Rights Offering or (y) consummation of the Rights Offering is prohibited by law, rule or regulation and the company terminates the Rights Offering, in each case, the Company may terminate this Agreement without liability.
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[Addressee]
          , 1997
----------
Page 9



     (c) Either of the parties hereto may terminate this Agreement (i) if the transactions contemplated hereby are not consummated by _________, 1997 through no fault of the Standby Purchaser or (ii) in the event that the Company is unable to obtain any required federal or state approvals for the transactions contemplated hereby on conditions reasonably satisfactory to it despite its reasonable efforts to obtain such approvals. In addition, this Agreement shall terminate upon mutual consent of the parties hereto.

     (d) The Company and the Standby Purchaser hereby agree that any termination of this Agreement pursuant to Section 7(a) (b) or (c), (other than termination by one party in the event of a breach of this Agreement by the other party or misrepresentation of any of the statements made hereby by the other party) shall be without liability of the Company or the Standby Purchaser.

     8.   Future Acquisitions.
          -------------------

     (a) For a period of five (5) years from the Closing Date, the Standby Purchaser agrees to give the Company sufficient prior written notice of any proposed acquisition of additional shares of "stock" of the Company (as defined under Section 382 of the Code and the regulations promulgated thereunder) so that the Company may determine in its reasonable judgment whether such purchase of additional shares could reasonably be expected to result in an " ownership change" under Section 382 of the Code and the regulations promulgated thereunder and, in the event the Company makes such a determination, the Standby Purchaser agrees to limit its purchases of additional shares of Common Stock or interests therein as the Company may request to avoid such an ownership change.

     (b) The Standby Purchaser agrees that (i) during the period beginning on the date hereof and continuing until the Closing Date, it will not offer, sell, contract to sell or otherwise dispose of, or bid for, purchase, contract to purchase or otherwise acquire, any shares of Common Stock or interest therein, or cause the Discretionary Clients to take any such actions, without the prior written consent of the Company and (ii) during the period commencing the day after the Closing Date and continuing until the fifth anniversary of the Closing Date, it will not, nor will it cause the Discretionary Client to, bid for, purchase, contract to purchase or otherwise acquire, directly or indirectly, any shares of Preferred Stock or the Common Stock into which it is convertible or interests therein if, after consummation of such acquisition, its percentage ownership, together with that of its affiliates, of the total number of shares of the Common Stock of the Company would exceed 4.5%.

     9.  Continuing Provisions.  The representations and warranties of the
         ---------------------
Company and the Standby Purchaser set forth in this Agreement shall be true and correct in all material respects only as of the date of this Agreement and as of the Closing Date. All of the covenants, agreements and obligations of each of the Company and the Standby Purchaser

[Addressee]
          , 1997
----------
Page 10



required to be performed by the Closing Date shall have been duly performed and complied with by the Closing Date unless such performance shall have been waived in writing by the Company or the Standby Purchaser, as the case may be. The respective representatives, warranties, covenants, agreements and obligations of the parties to this Agreement shall survive the Closing Date.

     10.  Recapitalization, etc.  Other than as disclosed in the Prospectus,
          ---------------------
prior to Closing, the Company shall not split, combine, reclassify or repurchase any of its capital stock or declare or pay any extraordinary dividends on any of its capital stock.

     11.  Miscellaneous.  This Agreement is made solely for the benefit of the
          -------------
Standby Purchaser and the Company, and their respective personal representatives and successors, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement.

     12.  Assignment.  Neither the Company nor the Standby Purchaser may assign
          ----------
any of its rights under this Agreement without the prior written consent of the other party hereto; provided that it is acknowledged and agreed that the Standby Purchaser is acquiring the Standby Shares and the Additional Shares for the Discretionary Clients.

     13.  Entire Agreement.  This Agreement constitutes the entire agreement and
          ----------------
understanding between the Standby Purchaser and the Company, and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any one or more of the provisions contained in this Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect under the laws of any jurisdiction, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way affected or impaired thereby or under the laws of any other jurisdiction.

     14.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which when so executed and delivered shall be an original, and all such counterparts together constitute but one and the same instrument.

     15.  Amendments.  This Agreement may not be amended, modified or changed,
          ----------
in whole or in part, except by an instrument in writing signed by the Company and the Standby Purchaser.

     16.  Notices.  Except as otherwise provided in this Agreement, and unless
          -------
otherwise notified by the respective addressee, all notices and communications hereunder shall be in writing and mailed or delivered or by facsimile or telephone if subsequently confirmed in writing to:

[Addressee]
          , 1997
----------
Page 11



          If to the Company:  National Mercantile Bancorp
                              1840 Century Park East
                              Los Angeles, CA 90067
                              Attention:  Scott A. Montgomery
                                          Executive Vice President and
                                          Chief Administrative Officer
                              Telephone:  310-282-6778
                              Facsimile:  310-201-0629


          With a copy to:     Manatt, Phelps & Phillips
                              11355 W. Olympic Boulevard
                              Los Angeles, California 90064
                              Attention:  Nancy Wojtas
                              Telephone:  310-312-4307
                              Facsimile:  310-312-4224

          If to the Standby Purchaser:  [Addressee]



     17.  Applicable Law.  This Agreement shall be governed by and construed in
          --------------
accordance with the laws of the State of California, without regard to the conflict of laws rules thereof.

     18.  Business Day.  The term "business day" shall mean a day on which
          ------------
banking institutions are open generally in New York.

[Addressee]
          , 1997
----------
Page 12



     IN WITNESS WHEREOF, and intending to be legally bound hereby, each of the Standby Purchaser and the Company has signed or caused to be signed its name as of the day and year first above written.


                              NATIONAL MERCANTILE BANCORP

                              By:  ___________________________
                                   Scott A. Montgomery
                                   Executive Vice President and
                                   Chief Administrative Officer



Agreed and Accepted as of the

_________ day of _________, 1997:


[Company]

By:                           ______________________________

Title:                        ______________________________

[Addressee]
          , 1997
----------
Page 13



                                   EXHIBIT A

                             Discretionary Clients
                             ---------------------